News Release

Tutor Perini Provides Update Regarding Recent Developments

•Anticipating strong operating cash flow of approximately $175 million year-to-date through Q3 2024 and new record operating cash flow in the range of $425 million to $575 million for full-year 2024
•Planning to utilize anticipated strong 2024 cash collections to prepay $100 million to $150 million of Term Loan B debt by December 31, 2024, with further prepayments of $50 million to $75 million expected in Q1 2025
•Expecting record backlog of approximately $14 billion as of September 30, 2024, up 35% compared to the backlog at June 30, 2024, driven by certain significant new project awards, two of which have not yet been announced
•Awaiting owners’ decisions and potential awards for other significant new projects in Q4 2024; backlog at year-end 2024 could be substantially higher than at the end of Q3 2024
•While the Company made considerable progress in resolving seven of its largest disputed matters, which is expected to contribute to the strong future operating cash flow, the result is anticipated to be a net charge to earnings and a net loss for Q3 2024
•Management expects return to profitability in 2025

LOS ANGELES – (BUSINESS WIRE) – October 21, 2024 – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil, building and specialty construction company, provided an update today regarding several recent developments, including the settlement of various project-related disputes, which had both favorable and adverse implications for the Company. Because of anticipated cash collections resulting from these settlements and from other unrelated project activities, some of which are driven by new awards, the Company expects that its operating cash flow for 2024 will be in the range of $425 million to $575 million, meaningfully surpassing the Company’s previous record for full-year operating cash generation in 2023 and significantly greater than previous estimates. The Company expects to use this anticipated cash, in part, to prepay its Term Loan B debt by $100 million to $150 million by the end of 2024, with further prepayments of $50 million to $75 million in the first quarter of 2025.

Significant new award activity is expected to result in a new record ending backlog of approximately $14 billion as of September 30, 2024, up 35% compared to the backlog reported as of June 30, 2024. The Company continues to expect strong new award bookings in the near term, as it has recently submitted proposals and is awaiting owners’ decisions and potential awards for several other large projects. Accordingly, ending backlog for the fourth quarter of 2024 could see further significant growth compared to the result to be reported for the third quarter of 2024.

As a result of the net charges discussed below, the Company expects that it will report a loss from construction operations and negative earnings per share for the third quarter of 2024. Therefore, the Company is withdrawing its EPS guidance for 2024. The Company does not expect these net charges to affect compliance with its debt covenants. Excluding the impact of these net charges, the Company believes that the third-quarter results would have been profitable, and it would have been in a position to achieve its previously provided EPS guidance range.

The Company expects to return to profitability in 2025 and will provide guidance for 2025 in February, when it reports its full-year 2024 results.

Settlements of Disputed Matters

During the third quarter of 2024 and through the date of this release, several matters in various stages of litigation or dispute resolution proceedings with project owners, subcontractors and/or insurance companies were adjudicated or otherwise settled. The Company reached resolution or otherwise made significant progress towards the resolution of various matters, including seven of its largest outstanding disputed balances, with four of the seven having favorable outcomes for the Company.

For one matter, the Company expects to record a non-cash, pre-tax charge to income (loss) from construction operations of approximately $102 million in the third quarter of 2024 as a result of an unexpected adverse arbitration decision issued in October 2024 involving a Civil segment bridge project in California. The Company strongly disagrees with the decision and intends to appeal. While the arbitration panel agreed with prior non-binding rulings of an independent dispute resolution board comprised of industry experts, the most important of which was that the Company was not provided accurate construction documents for the project, including geotechnical information, the arbitration panel failed to award the Company its complete damages and applied offsets that the Company strongly disputes.

For the resolution of other matters, including the other six large disputed balances, the Company expects to record a net pre-tax charge to income (loss) from construction operations of approximately $43 million in the third quarter of 2024, with an associated expected net cash inflow to the Company resulting from these resolutions of approximately $180 million, which is expected to be received in the fourth quarter of 2024.

Additionally, during the third quarter of 2024, the Company received a favorable ruling from an independent dispute review board that issued a non-binding decision as to the quantum of damages the Company is entitled to recover associated with a claim on a mass-transportation project in the Northeast. The favorable dispute review board decision could serve as a meaningful catalyst in the resolution of this matter.

For some of the matters adjudicated unsuccessfully during the period, the Company continues to strongly believe that it is legally entitled to collect all or substantially all of the amounts previously recorded. However, in light of the rulings and despite the fact that certain matters will be appealed, the Company expects to record these charges in the third quarter of 2024, consistent with applicable accounting standards. These charges primarily reflect write-downs related to Costs and Estimated Earnings in Excess of Billings and Accounts Receivable that the Company previously recorded based on its expected recovery. The outcome of appeals could result in additional cash collections or payments, and charges or earnings, which could offset some or all of the charges mentioned above.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, the Company is involved in various lawsuits or dispute resolution proceedings which may involve making estimates of recovery for additional costs exceeding the contract price or for amounts not included in the original contract price. From time to time, the Company may invest significant working capital on projects while legal and other dispute resolution proceedings are pending. Adverse outcomes of these litigation or dispute resolution matters sometimes require the Company to record an expense or reduce revenue that was previously recorded based on estimates made and reduce the cash collections previously expected to be received. Conversely, favorable outcomes of these litigation or dispute resolution matters can result in gains and increase the amount of expected cash collections.

Management Remarks

Gary Smalley, President, commented, “We have made and continue to make tremendous strides in resolving many of our larger, long-standing disputes and collecting substantial amounts of associated cash. We are pleased that we expect to deliver a third consecutive year of record operating cash flow, with this year’s result well above last year's. We plan to utilize a substantial portion of this cash to pay down much of our Term Loan B debt by the end of this year, with further deleveraging planned in the first quarter of 2025. This continued debt reduction from improved cash collections is another step along the path of optimizing our capital structure, which will enable us to reduce our interest costs considerably.”

Ronald Tutor, Chairman and Chief Executive Officer, remarked, “Unfortunately, we received a couple of unexpected and rather inexplicable legal decisions that will negatively impact earnings for the third quarter of 2024. We strongly disagree with both rulings and are appealing them. We hope to reverse the negative impact of these decisions in the future. With many of our larger disputes now behind us, we anticipate that we will experience less earnings volatility in 2025 and beyond. Finally, we are enjoying a remarkably successful year in terms of major new awards that are driving our backlog to new record levels, setting a solid foundation for revenue growth and strong profitability and cash flow in the years ahead. Our backlog could continue to grow substantially in the near term due to certain bids outstanding and other projects that will be bidding soon.”

Cash and Debt

For the nine months ended September 30, 2024, the Company expects to report operating cash flow of approximately $175 million. Operating cash flow for the fourth quarter of 2024 is expected to be in the range of $250 million to $400 million, such that operating cash generation for the full year of 2024 is estimated to be in the range of $425 million to $575 million. Even the low end of this anticipated range would significantly surpass the Company’s previous all-time record operating cash flow of $308 million in 2023. The strong operating cash flow anticipated for the fourth quarter is expected to be driven by collections related to the resolution of the aforementioned disputed matters, as well as cash generation related to project execution activities for new and existing projects. The wide range in the estimated generation of operating cash in the fourth quarter of 2024 is due to the uncertainty as to the precise timing of when certain large payments will be collected, though any amounts in this range that are not collected in the fourth quarter of 2024 are expected to be collected in the first quarter of 2025.

With the significant operating cash flow expected in the fourth quarter of 2024, the Company anticipates prepaying $100 million to $150 million of its outstanding Term Loan B debt prior to December 31, 2024. The Company also estimates that it will prepay an additional $50 million to $75 million of the Term Loan B debt in the first quarter of 2025 with cash generated from operations.

Backlog

As a result of the recently announced award of the $1.66 billion City Center Guideway and Stations project in Honolulu, Hawaii, as well as certain other significant new awards that were booked in the third quarter of 2024, which will be announced soon, ending backlog for the third quarter of 2024 is expected to be approximately $14 billion, a 35% increase over backlog as of June 30, 2024, and far exceeding the Company’s previous record backlog of $11.6 billion that was reported for the first quarter of 2019. In addition, the Company has submitted or will submit proposals and expects owners’ decisions in November on the multi-billion-dollar Manhattan Jail project, the $1.8 billion Amtrak Sawtooth Bridges project, the $1.5 billion Newark AirTrain project, and the $550 million Raritan River Bridge Replacement project. Accordingly, ending backlog for the fourth quarter of 2024 could reflect further significant growth.

Preliminary Estimates and Results

The preliminary estimates of the Company’s results presented above are based upon currently available information, and are subject to revision as a result of, among other things, the completion of the Company’s financial closing procedures, the completion of its financial statements for such period and the completion of other operational procedures (all of which have not yet been completed), including the possibility of changes as a result of resolutions on open litigation, arbitration or other settlement negotiations that could occur through the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Additional items that may require adjustments to the preliminary estimates may be identified. The Company’s actual results may be materially different from its preliminary estimates, which should not be regarded as a representation by the Company or its management as to the Company’s actual results for the fiscal quarter ended, and as of, September 30, 2024. You should not place undue reliance on this preliminary information. In addition, the preliminary data is not necessarily indicative of the Company’s results for any future period. During the course of the preparation of the Company’s financial statements and related notes as of and for the three months ended September 30, 2024, the Company may identify items that would require material adjustments to these preliminary estimates. As a result, you should exercise caution in relying on this information and should not draw any inferences from this information. These preliminary estimates have been prepared by and are the responsibility of the Company’s management. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary estimates, and accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

Note Regarding Forward-Looking Statements

The statements contained in this release that are not purely historical are forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non‐historical performance. These forward‐looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward‐looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward‐looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; possible systems and information technology interruptions and breaches in data security and/or privacy; an inability to obtain bonding, which could have a negative impact on our operations and results; the impact of inclement weather conditions and other events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; increased competition and failure to secure new contracts; a significant slowdown or decline in economic conditions, such as those presented during a recession; decreases in the level of government spending for infrastructure and other public projects; client cancellations of, or reductions in scope under, contracts reported in our backlog; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti‐bribery laws; public health crises, such as COVID‐19, which have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite‐lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10‐K for the year ended December 31, 2023 filed on February 28, 2024 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward‐looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC).

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations and Corporate Communications
www.tutorperini.com